Exhibit 99.1

COLUMBIA SPORTSWEAR COMPANY ADVANCES ITS SUCCESSION PLANS AND APPOINTS
CO-PRESIDENTS, PETER J. BRAGDON AND JOSEPH P. BOYLE

November 12, 2025

PORTLAND, Ore.--(BUSINESS WIRE)-- Columbia Sportswear Company (Nasdaq: COLM, the “Company”), a global leader in designing, sourcing, marketing, and distributing outdoor, active and everyday lifestyle apparel, footwear, accessories, and equipment products, today announced that as part of its ongoing process to advance its succession plans, it has implemented some changes to its senior leadership team.

The Board of Directors (the “Board”) has appointed Peter J. Bragdon and Joseph P. Boyle as co-presidents, effective November 12, 2025. Mr. Bragdon has been appointed President of the Company and will oversee all of the Company’s international businesses, the Mountain Hardwear brand, the prAna brand, and the SOREL brand, while continuing his existing executive oversight of certain administrative and international distributor sales functions. Mr. Joseph P. Boyle has been appointed President, Columbia Brand and will continue to oversee the Company’s Columbia brand, including the North America business, which was recently consolidated under him in Summer 2025. Mr. Bragdon and Mr. Boyle will work together to advance the commercial opportunities of the Company. They will continue to report to Mr. Timothy P. Boyle who will retain the roles of Chairman and CEO of the Company.

Chairman and Chief Executive Officer Timothy P. Boyle said, “I have spent most of my life growing the Company and its several brands. Protecting the brands, with the help of many dedicated colleagues, while expanding our global footprint, has been a source of great pride. As the Company returns to growth, new opportunities will be developed, and enthusiastic leadership will be in place to take the Company to the next level.”

“Since 1999, Peter Bragdon has been a trusted advisor and a key strategic leader of the Company. Over his tenure with the Company, he has guided or aided many critical growth opportunities, and more recently has overseen our international distributors businesses in 74 countries, where he and his team have grown the business financially and elevated the Columbia brand on a global basis.”

“Joe Boyle has been the architect of the Columbia brand’s Project Accelerate strategy, and I am looking forward to seeing him drive the strategy in the U.S. marketplace.”

“I look forward to seeing Peter and Joe grow the Company together in their new roles.”

To support Mr. Bragdon’s transition, the Board has appointed Richelle T. Luther to the role of Executive Vice President, Chief Administrative Officer and General Counsel of the Company and Jana C. Humble has been appointed to the role of Senior Vice President and Chief Human Resources Officer, both effective November 12, 2025.

About Columbia Sportswear Company:

Columbia Sportswear Company has assembled a portfolio of brands for active lives, making it a leader in the global active lifestyle apparel, footwear, accessories, and equipment industry. Founded in 1938 in Portland, Oregon, the company’s brands are today sold in approximately 110 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hardwear®, SOREL®, and prAna® brands. To learn more, please visit the company's websites at www.columbia.com, www.mountainhardwear.com, www.SOREL.com, and www.prana.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s expectations, anticipations or beliefs about the growth of the Company. Forward-looking statements often use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” “may” and other words and terms of similar meaning or reference future dates. The Company’s expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors,” and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Mary Ellen Glynn
Sr. Director, Corporate Communications
Columbia Sportswear Company
mglynn@columbia.com

Reed Anderson
ICR
646-277-1260
reed.anderson@icrinc.com

Source: Columbia Sportswear Company
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